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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to §240.14a-12
APAC CUSTOMER SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Six Parkway North
Deerfield, Illinois 60015
(847) 374-4980

Notice of Annual Meeting of Shareholders
June 7, 2002

To the Shareholders of
APAC Customer Services, Inc.:

        The Annual Meeting of Shareholders of APAC Customer Services, Inc. will be held at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois on Friday, June 7, 2002, at 10:00 a.m. Central Daylight Time for the following purposes:

  1.
  To elect six directors.

  2.
  To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 9, 2002, are entitled to notice of, and to vote at, the Annual Meeting.

        Even if you plan to attend the meeting in person, please read these proxy materials and date, sign and mail the enclosed proxy in the envelope provided, which requires no postage for mailing in the United States. A prompt response is helpful, and your cooperation will be appreciated.

By Order of the Board of Directors

Linda R. Witte Secretary

April 29, 2002

APAC Customer Services, Inc.
Six Parkway North
Deerfield, Illinois 60015
(847) 374-4980

Proxy Statement
 Annual Meeting of Shareholders to be Held June 7, 2002

        This Proxy Statement and the accompanying proxy card are being mailed to shareholders of APAC Customer Services, Inc. (the "Company") on or about April 29, 2002, in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders to be held on June 7, 2002. The purpose of the Annual Meeting is to consider and act upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

        Each shareholder is entitled to one vote for each Common Share held as of the record date. A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. As of the close of business on April 9, 2002, the record date for determining shareholders entitled to vote at the Annual Meeting, 49,063,017 Common Shares were outstanding.

        If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted in accordance with the indicated direction. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

        The affirmative vote of the holders of a majority of the Common Shares entitled to vote and represented in person or by proxy at the Annual Meeting is required for the election of directors and for any other proposal submitted to a vote. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy. Broker "non-votes" and the shares as to which shareholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Expenses incurred in the solicitation of proxies will be borne by the Company. Certain officers of the Company may make solicitations in person or by telephone.

COMMON SHARES BENEFICIALLY OWNED BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information as of March 31, 2002, regarding the beneficial ownership of Common Shares by (i) each person known by the Company to own beneficially more than 5% of its outstanding Common Shares, (ii) each director and nominee, (iii) each Named Executive Officer (as defined on page 6), and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Shares listed below, based on information provided by such owners, have sole investment and voting power with respect to such Common Shares. Unless otherwise indicated, the address of each of the shareholders named below is the Company's principal executive office.

	Common Shares Beneficially Owned
Name
	Number	Percent(1)
Theodore G. Schwartz(2)	19,716,000	37.6%
Merrill Lynch & Co., Inc.(3)	3,710,782	7.1%
Calm Waters Partnership(4)	3,074,000	5.9%
Trust Four Hundred Thirty U/A/D 4/2/94 ("Trust 430")(5)	2,615,000	5.0%
Trust Seven Hundred Thirty U/A/D 4/2/94 ("Trust 730")(5)	2,615,000	5.0%
Robert F. Bernard(6)	1,497	*
Thomas M. Collins(6)(7)	77,655	*
John W. Gerdelman(6)	665	*
Clark E. McLeod(6)	914,980	1.7%
Paul G. Yovovich(6)	131,656	*
John R. Bowden(6)	93,291	*
L. Clark Sisson(6)	192,000	*
Marc T. Tanenberg	0	*
Daniel S. Hicks(6)	82,000	*
All directors and executive officers as a group (14 persons)(6)	21,397,889	40.8%

*
less than 1%

(1)
Percentage of beneficial ownership is based on 52,482,724 Common Shares, which includes 49,063,017 Common Shares outstanding as of March 31, 2002, plus 3,419,707 Common Shares subject to options exercisable as of March 31, 2002, or within 60 days thereafter.

(2)
Common Shares held in a trust of which Mr. Schwartz is trustee and has voting power and investment control.

(3)
Based solely upon information provided in the Schedule 13G dated January 30, 2002. Merrill Lynch & Co., Inc. ("ML & Co.") is a holding company whose indirectly-owned asset management companies, Merrill Lynch Investment Managers, L.P. and Fund Asset Management, L.P., hold Common Shares. These companies, owned by the Merrill Lynch Investment Managers Operating Division of ML & Co., share voting power and investment control as to the Common Shares beneficially owned by each, and each disclaims beneficial ownership thereof. The address of ML & Co. is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381.

(4)
Based solely upon information provided in the Schedule 13G dated February 12, 2002. Calm Waters Partnership and Richard S. Strong, General Partner, share voting power and investment control for all Common Shares held and each disclaims beneficial ownership thereof. Their address is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.

(5)
Robert H. Wicklein, John J. Abens and Scott Mordell serve as general trustees of Trust 430 and Trust 730. All decisions regarding the voting and disposition of shares held by Trust 430 and Trust 730 must be made by a majority of the general trustees. M. Christine Schwartz, who is married to Mr. Schwartz, serves as a special trustee of the Trusts and has limited powers to designate successors to the general trustees at the conclusion of their terms, but has no responsibilities or powers regarding the voting or disposition of the shares owned by the Trusts and accordingly disclaims beneficial ownership of such shares. The address of the trusts is c/o TCS Group, 650 Dundee Road, Suite 450, Northbrook, Illinois 60062.

(6)
Includes Common Shares which may be acquired pursuant to options exercisable as of March 31, 2002, or within 60 days thereafter as follows: Mr. Bernard (1,497 shares); Mr. Collins (71,655 shares); Mr. Gerdelman (665 shares); Mr. McLeod (9,328 shares); Mr. Yovovich (106,656 shares); Mr. Bowden (58,750 shares); Mr. Sisson (172,000 shares); Mr. Hicks (82,000 shares); and all directors and executive officers as a group (663,801 shares).

(7)
Includes 3,000 Common Shares held in trust for the benefit of Mr. Collins' family for which Mr. Collins is Co-Trustee and shares voting and investment control.

ELECTION OF DIRECTORS

        At the Annual Meeting, six directors, constituting the entire Board of Directors, are to be elected to serve until the next Annual Meeting of Shareholders. It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, each of whom is currently a member of the Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

        The Board of Directors recommends a vote FOR the election of each of the following nominees.

Nominees for Election

Name	Age	Position
Robert F. Bernard	40	Robert F. Bernard became a Director of the Company in August 2000. He is the Founder and Chief Executive Officer of Form + Function Consulting, Inc., a provider of enterprise commerce solutions for the mid-market. Until March 2001, Mr. Bernard was Chairman and Chief Executive Officer of marchFIRST, Inc., which filed for protection under Chapter 11 of the U.S. Bankruptcy Code on April 12, 2001, and subsequently converted to a Chapter 7 liquidation. Mr. Bernard is the Chairman of the Educational Subcommittee for the Chicago Mayor's Council of Technology Advisors. He serves on the boards of directors of the Marklund Children's Home, Form & Function Capital, and B&B Investment Group LLC.

Thomas M. Collins	74
		Thomas M. Collins became a Director of the Company in August 1995. He is Of Counsel at Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, for which Mr. Collins served as Chairman for more than five years and where he practiced for more than 40 years. Mr. Collins was Chairman of the Board of Life Investors, Inc., a financial services holding company, from 1980 to 1988. Mr. Collins serves on the board of directors of McLeodUSA Incorporated, a telecommunications company, and is President and a Director of 2001 Development Corporation of Cedar Rapids, Iowa.
John W. Gerdelman	49
		John W. Gerdelman became a Director of the Company in April 2001. He is President and Chief Executive Officer of Metromedia Fiber Network, Inc., the leading provider of digital communications infrastructure. Until April 2002, Mr. Gerdelman was Managing Partner of mortonsgroup LLC, an information technology and telecommunications venture group, and before that he served as President and Chief Executive Officer of USA.NET, a provider of innovative email solutions. Previously, Mr. Gerdelman served as President of the network and information technology division of MCI Telecommunications Corporation. Mr. Gerdelman serves on the boards of directors of Sycamore Networks, McData Corporation, Terabeam Corporation, Pluris, Inc., Jetstream Communications and Intelliden Corporation.
Clark E. McLeod	55
		Clark E. McLeod became a Director of the Company in March 2000. Mr. McLeod founded McLeodUSA Incorporated, a telecommunications company, in 1991, and serves as its Chairman. Previously, Mr. McLeod also served as its Co-Chief Executive Officer. On January 31, 2002, McLeodUSA Incorporated filed a pre-negotiated plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. The plan was confirmed April 5, 2002 and became effective April 16, 2002. Mr. McLeod previously founded and served as Chief Executive Officer of Teleconnect, which merged with SouthernNet, Inc. in 1988 to form Telecom*USA. Mr. McLeod was President of Telecom*USA when it was acquired by Worldcom (then MCI) in 1990. Mr. McLeod also serves on the boards of directors of Terabeam Corporation, Great America Leasing Inc. and 2001 Development Corporation.
Theodore G. Schwartz	48
		Theodore G. Schwartz is the Founder, Chairman and Chief Executive Officer of the Company. Mr. Schwartz has served as the Company's Chairman since its formation in May 1973. He previously served as the Company's Chief Executive Officer until January 2000, and returned to his current position in May 2001. Mr. Schwartz serves on the Board of 2001 Development Corporation.

Paul G. Yovovich	48
Paul G. Yovovich became a Director of the Company in July 1996. He is President of Lake Capital, a private investment firm. Previously, Mr. Yovovich served as President of Advance Ross Corporation from June 1993 until May 1996, and as President of Centel Corporation's Central Telephone Company from January 1990 to December 1992. Mr. Yovovich serves on the boards of 3Com Corporation, Lante Corporation and Focal Communications Corporation.

Meetings of the Board of Directors

        The Board of Directors met seven times during 2001. All Directors attended at least 75% of such meetings and meetings of Board committees on which they served in 2001.

Board Committees

        The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee.

        The Audit Committee, which consists of Messrs. Collins, Gerdelman and Yovovich, recommends the appointment of independent auditors, reviews the proposed scope of the annual audit and the adequacy and effectiveness of accounting and financial controls, and reviews the annual and quarterly financial statements with management and the independent auditors. The Audit Committee met four times in 2001. All members of the Audit Committee are independent directors as defined in the NASDAQ Marketplace Rules.

        The Compensation Committee, which consists of Messrs. Collins, Gerdelman and Yovovich, approves senior management compensation and oversees the Company's equity compensation plans. The Compensation Committee is also responsible for annually evaluating the performance of the Chairman and Chief Executive Officer. The Compensation Committee met four times in 2001 and periodically took action by unanimous written consent.

Compensation Committee Interlocks and Insider Participation

        During 2001, no Company executive officer served on the Board of Directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. None of the members of the Compensation Committee was a Company employee in 2001 or was formerly a Company officer.

Director Compensation

        In 2001, directors who were not employees or officers of the Company received (i) options to purchase 20,000 Common Shares, (ii) options to purchase 1,000 Common Shares for each regular or special board meeting attended in person or 500 Common Shares if such director participated in the meeting via telephone and (iii) an annual retainer of $12,000. All options granted have an exercise price equal to the fair market value of a Common Share on the date of grant. Directors were also reimbursed for certain expenses in connection with attendance at Board and Committee meetings. Mr. Schwartz did not receive compensation for service as a director.

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company by its chief executive officer, four other executive officers who were serving as executive officers at the end of fiscal 2001 and two of the Company's former executive officers (together, the "Named Executive Officers") during each of the last three fiscal years.

Summary Compensation Table

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
Theodore G. Schwartz Chairman and Chief Executive Officer	2001 2000 1999	122,086 312,000 324,000	(1)	0 0 0	0 0 0	6,054 5,872 5,592	(2) (2) (2)
John R. Bowden Senior Vice President	2001 2000 1999	280,154 244,577 48,231	(3)	8,629 25,000 13,750	75,000 0 100,000	12,308 892 91	(4) (4) (4)
L. Clark Sisson Senior Vice President	2001 2000 1999	270,000 256,500 207,419		7,650 23,000 134,625	0 30,000 150,000	7,268 269,619 10,765	(5) (5) (5)
Marc T. Tanenberg Senior Vice President, Chief Financial Officer & Treasurer	2001	81,731	(6)	62,630	200,000	2,551	(7)
Daniel S. Hicks Vice President	2001 2000 1999	212,316 196,415 213,791		66,746 15,300 82,000	0 15,000 100,000	9,543 339,202 100	(8) (8) (8)
Peter M. Leger Former Chief Executive Officer	2001 2000 1999	208,009 775,000 422,308	(9)	200,000 0 0	0 0 1,100,000	348,990 1,524 161	(10) (10) (10)
John L. Gray Former Senior Vice President	2001 2000 1999	167,073 275,000 4,321	(11)	0 65,000 25,000	50,000 0 300,000	154,874 707 0	(12) (12)

(1)
Mr. Schwartz was elected as Chief Executive Officer on May 1, 2001. After his election as Chief Executive Officer, Mr. Schwartz indicated his desire to be compensated at an annual salary of $1.00. Mr. Schwartz was paid $122,086 for his services through May 11, based on his prior salary of $312,000.

(2)
For 2001, 2000 and 1999, represents $1,595, $1,192, and $912, respectively, for group life insurance premiums paid by the Company, and $4,459, $4,680 and $4,680, respectively, for contributions by the Company on behalf of Mr. Schwartz to the Company's profit-sharing plans.

(3)
Mr. Bowden joined the Company in October 1999.

(4)
For 2001, 2000 and 1999, represents $1,143, $892 and $91, respectively, for group life insurance premiums paid by the Company, and for 2001, $11,165 for contributions by the Company on behalf of Mr. Bowden to the Company's profit-sharing plans.

(5)
For 2001, 2000 and 1999, represents $894, $501 and $179, respectively, for group life insurance premiums paid by the Company; for 2001, represents $6,374 for contributions by the Company on behalf of Mr. Sisson to the Company's profit-sharing plans; for 2000, represents $155,251 in relocation expenses and $113,867 as a gross-up for taxes incurred by Mr. Sisson due to such payments; for 1999, represents $10,586 in moving expenses paid by the Company.

(6)
Mr. Tanenberg joined the Company in August 2001.

(7)
Represents $532 for group life insurance premiums paid by the Company and $2,019 for contributions by the Company on behalf of Mr. Tanenberg to the Company's profit-sharing plans.

(8)
For 2001, 2000 and 1999, represents $612, $338 and $100, respectively, for group life insurance premiums paid by the Company; for 2001, represents $8,931 for contributions by the Company on behalf of Mr. Hicks to the Company's profit-sharing plans; for 2000, represents $195,185 in relocation expenses and $143,679 as a gross-up for taxes incurred by Mr. Hicks due to such payments.

(9)
Mr. Leger resigned from the Company effective May 1, 2001.

(10)
For 2001, represents $343,269 in severance payments; for 2001, 2000 and 1999, represents $927, $1,380 and $161, respectively, for group life insurance premiums paid by the Company; for 2001 and 2000, represents $4,794 and $144, respectively, for contributions by the Company on behalf of Mr. Leger to the Company's profit-sharing plans.

(11)
Mr. Gray resigned from the Company effective July 3, 2001.

(12)
For 2001, represents $152,596 in severance payments; for 2001 and 2000, represents $423 and $707, respectively, for group life insurance premiums paid by the Company; for 2001, represents $1,855 for contributions by the Company on behalf of Mr. Gray to the Company's profit-sharing plans.

Option Grants in Last Fiscal Year

        The following table sets forth the number of stock options granted to the Named Executive Officers during fiscal 2001.

Option Grants in Last Fiscal Year

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Individual Grants
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year(2)
Name				Exercise Price ($/Sh)	Expiration Date(3)	5% ($)	10% ($)
Theodore G. Schwartz	—		—	—	—	—	—
John R. Bowden	75,000		7.1	5.4844	2/12/11	258,682	655,551
L. Clark Sisson	—		—	—	—	—	—
Marc T. Tanenberg	200,000		18.8	2.8250	8/6/11	355,325	900,464
Daniel S. Hicks	—		—	—	—	—	—
Peter M. Leger	—		—	—	—	—	—
John L. Gray	50,000	(4)	4.7	5.1250	2/5/11	161,154	408,397

(1)
The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the shares thereby acquired are sold on the last day of the option term for the appreciated stock price.

(2)
Based on options for a total of 1,062,700 Common Shares granted to employees, including the Named Executive Officers, in 2001.

(3)
Subject to acceleration in the event of certain employment terminations or a change in control of the Company, options are not exercisable during the first twelve months from the date the options are granted, but thereafter become exercisable at the rate of 25% of the total shares subject to the option on and after the first day of each anniversary of the date on which option was awarded. The term of each option is 10 years.

(4)
Subsequently expired following the termination of Mr. Gray's employment.

Aggregate Fiscal Year-End Option Values

        The following table provides information regarding the exercisable and unexercisable stock options held by the Named Executive Officers as of December 30, 2001, the last day of fiscal 2001. No Named Executive Officer exercised options in fiscal 2001.

Aggregate Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Theodore G. Schwartz	0	0	0	0
John R. Bowden	40,000	135,000	0	0
L. Clark Sisson	126,000	154,000	0	0
Marc T. Tanenberg	0	200,000	0	0
Daniel S. Hicks	73,000	92,000	0	0
Peter M. Leger	440,000	0	0	0
John L. Gray	0	60,000	0	0

(1)
Value is calculated by subtracting the exercise price per share from the fair market value at December 28, 2001, the last trading day in fiscal 2001, of $2.565 per share, and multiplying by the number of shares subject to the stock option.

Employment Agreements

        The Company entered an employment agreement with Mr. Bowden in October 1999. The agreement provided for an initial annual base salary of $220,000, eligibility for bonuses under the Company's Management Incentive Plan and options to purchase 100,000 Common Shares. The Company agreed to provide severance payments in the amount of six months of his base salary in the event of termination of Mr. Bowden's agreement other than for cause. The agreement also contains non-competition and confidentiality commitments on the part of Mr. Bowden.

        The Company entered into an employment and relocation agreement with Mr. Sisson in December 1999. The agreement provided for payment of an initial annual base salary of $270,000, eligibility for bonuses under the Company's Management Incentive Plan and options to purchase 30,000 Common Shares. In addition, the Company agreed to pay certain relocation costs to Mr. Sisson. The Company agreed to provide severance payments in the amount of eighteen months of his base salary in the event of termination of Mr. Sisson's employment other than for cause. The agreement also contains non-competition and confidentiality commitments on the part of Mr. Sisson.

        The Company entered into an employment agreement with Mr. Tanenberg in August 2001. The agreement provided for payment of an initial annual base salary of $250,000, eligibility for bonuses under the Company's Management Incentive Plan and options to purchase 200,000 Common Shares. Mr. Tanenberg was guaranteed a minimum initial bonus of $62,630 for 2001. The Company agreed to provide severance payments in the amount of twelve months of his base salary in the event of termination of Mr. Tanenberg's employment other than for cause. The agreement also contains non- competition and confidentiality commitments on the part of Mr. Tanenberg.

        The Company entered into an employment and relocation agreement with Mr. Hicks in December 1999. The agreement provided for payment of an initial annual base salary of $204,000, eligibility for bonuses under the Company's Management Incentive Plan and options to purchase 15,000 Common Shares. In addition, the Company agreed to pay certain relocation costs to Mr. Hicks. The Company agreed to provide severance payments in the amount of twelve months of his base salary in the event of termination of Mr. Hicks' employment other than for cause. In January 2002, the Company agreed to increase the amount of Mr. Hicks' bonus payable for 2001 and 2002 under the Company's Management Incentive Plan due to his success in generating business. For the 2001 plan year, the bonus payable was $66,746. The employment agreement also contains non-competition and confidentiality commitments on the part of Mr. Hicks.

        Effective May 1, 2001, Mr. Leger resigned from the Company. Under the separation agreement signed in May 2001, the Company agreed to make periodic payments to Mr. Leger totaling $1,050,000 for a period of twenty-four months, subject to acceleration in the event of a change of control as defined therein. In January 2001, the Company made a $200,000 bonus payment to Mr. Leger in connection with an amendment to Mr. Leger's employment agreement. Pursuant to the original employment agreement, the Company had previously granted Mr. Leger options to purchase an aggregate of 1,100,000 Common Shares for $3.59375 per share. Options for a total of 440,000 Common Shares are exercisable until May 1, 2002. All other options previously granted to Mr. Leger have expired. The employment agreement also contained non-competition commitments which continue for twenty-four months beyond Mr. Leger's termination date, and confidentiality commitments which continue indefinitely.

        Effective July 3, 2001, Mr. Gray resigned from the Company. Under the separation agreement signed in July 2001, the Company agreed to make periodic payments to Mr. Gray totaling $467,500 over a period of eighteen months, subject to acceleration in the event of a change of control as defined therein. The Company had entered an employment agreement with Mr. Gray in December 1999. Pursuant to the employment agreement, Mr. Gray had been granted options to purchase 300,000 Common Shares at $10.90626 per share upon his date of hire, and options to purchase 50,000 Common Shares at $5.125 per share in February of 2001. Options for 60,000 Common Shares under the 1999 grant will become exercisable for a ninety day period on January 3, 2003. All other options previously granted to Mr. Gray have expired. The employment agreement also contained non-competition commitments which continue for twenty-four months beyond Mr. Gray's termination date, and confidentiality commitments which continue indefinitely.

Employment Security Agreements

        In March 2000, the Company adopted a "double trigger" severance plan in which Company Senior Vice Presidents and Vice Presidents participate. The plan provides that following a change in control, severance will be payable upon termination of the executive's employment within one year after the change in control either by the Company other than for cause or by the executive for good reason. Pursuant to the plan each Vice President or Senior Vice President is a party to an Employment Security Agreement which serves to confer the benefits contemplated by the plan. Messrs. Bowden, Hicks, Sisson and Tanenberg are entitled to such benefits. Severance is equal to eighteen months salary in the case of Senior Vice Presidents, and twelve months salary in the case of Vice Presidents, plus target bonus under the Management Incentive Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's executive compensation program is administered by the Compensation Committee. The Compensation Committee is composed of non-employee directors responsible for the oversight, approval and report to the Board on all elements of compensation for members of the Company's Executive Committee. The Compensation Committee has furnished this report on executive compensation for fiscal year 2001.

        The industry sector in which the Company operates is both highly competitive and volatile. The Company intends that its compensation programs be both market competitive and effective in supporting the Company's business strategy and the execution of tactical and strategic initiatives. The Company retains independent compensation consultants to provide objective and expert advice on various plan design issues.

        The executive compensation program consists of base pay, annual performance-based cash incentives, and long-term performance-based equity incentives, all of which are designed to reward executives for superior Company performance and the creation of shareholder value. The Compensation Committee believes that a true pay-for-performance culture based on accountability and linkage to business objectives is critical for future business success.

        The Company's practice is to target total compensation levels for the Company's executives at above average levels. A range between the 50th percentile and 75th percentile of total compensation of surveyed companies is generally targeted.

Executive Compensation Components

        The Company's executive compensation program consists of three key components that collectively help the Company attract, retain and motivate key executive talent. The components balance short- and long-term perspectives, decision-making, and actions. Each component is set forth below.

  Base Salary

        Base salaries of executive officers are targeted to be competitive relative to companies in the customer relationship management ("CRM")/eCRM, outsourcing, high growth, and other comparable industries. In determining salaries, the Compensation Committee also takes into account individual experience and performance.

  Annual Incentives

        Management Incentive Plan.    Incentive opportunities are designed around a strategic mix of corporate, operational unit and individual performance. All corporate and operational targets are directly linked to the Company's annual business and financial plan. Financial targets are based on revenue and earnings per share goals from a corporate perspective, and revenue and profit goals at the operational level. Individual performance against six objectives established by the individual and his or her manager can vary the actual award by fifteen percent and is tied to the Company's annual evaluation process emphasizing the individual's contribution. Individual objectives may include such factors as:

  •
  Operating plan achievement

  •
  Sales and revenue plan achievement

  •
  Quality and client satisfaction

  •
  Operational improvements

  •
  Training and development of the Company's employees

        Executives are assigned a specific incentive opportunity based on their position, responsibilities and contribution to the Company. Performance measures and related goals are determined on an annual basis.

  Long-Term Incentives

        Incentive Stock Plan.    The purpose of the plan is to attract and retain highly qualified individuals and to motivate them to maximize shareholder value. The Committee believes that options to acquire Common Shares of the Company serve this purpose. Participation in the Incentive Plan is limited to executive officers and key employees who the Compensation Committee, in its sole discretion, has determined to be key contributors to the future growth and profitability of the Company. The exercise price of options awarded under the plan is equal to the fair market value of the Company's Common Shares on the date of grant, thus rewarding the recipient only if the Company's Common Share price appreciates above the price on the date of grant. Options granted under the plan after March 2000 vest in equal installments over a four-year period. Option grants may include special features—for instance, a grant in early 2002 provided for an acceleration of vesting if the fair market value of the Company's Common Shares averages at least $7.00 for any calendar month. In addition, the Incentive Plan provides for partial stock option vesting upon a change in control in certain circumstances.

        The Company has adopted stock option grant guidelines which provide option grant opportunities for management employees at the director level and above, as well as certain individually selected key employees. These guidelines are based on competitive industry practice. Under the guidelines, plan participants are eligible for periodic grants based on their responsibilities, individual performance and contribution to the Company.

        In 2001, the Compensation Committee granted a total of 1,062,700 options to 47 employees.

Chief Executive Officer Compensation

        On May 1, 2001, the Company elected Mr. Schwartz as Chairman and Chief Executive Officer. For the period from January 1, 2001 through May 11, 2001, Mr. Schwartz received cash compensation totaling $122,086 based on the annual salary of $312,000 he had been receiving as Chairman. Mr. Schwartz subsequently announced his desire to reduce his salary to $1.00 and forego a proposed option grant for 1,000,000 shares, preferring instead to make available the balance of his former salary and proposed option grant for possible spot bonus awards to employees for outstanding performance. Therefore, effective May 11, 2001, the Company reduced Mr. Schwartz' annual salary to $1.00, and provided him with discretionary authority to make spot bonus awards in accordance with his desire.

        In 2001, Mr. Leger, who had served as President and Chief Executive Officer until May 1, 2001, received $208,009 prior to his resignation, based on his annual salary of $525,000, and a payment of $200,000 in connection with the revision of his employment agreement. No stock option grants were made to Mr. Leger in 2001. The terms of Mr. Leger's separation agreement are summarized above under the heading "Employment Agreements" in the Executive Compensation portion of this Proxy Statement.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's Chief Executive Officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation is specifically exempt from the deduction limit. The Compensation Committee does not believe that any compensation that is to be paid by the Company in the foreseeable future will be limited by Section 162(m).

Respectfully submitted,

COMPENSATION COMMITTEE Thomas M. Collins John W. Gerdelman Paul G. Yovovich

PERFORMANCE GRAPH

        The following graph sets forth a comparison of the cumulative total shareholder return on the Company's Common Shares for the period beginning December 27, 1996, and ending December 28, 2001, as compared with the cumulative total return of the S&P 500 Index and a Peer Group Index. The Peer Group consists of: Aegis Communications Group, Inc., Convergys Corp., ICT Group, Inc., National Techteam, Inc., RMH Teleservices Inc., Sitel Corp., Sykes Enterprises, Inc., Telespectrum Worldwide, Inc., Teletech Holdings, Inc., and West Corporation. Convergys Corp. was added to the Peer Group this year. Snyder Communications, which was included in the Peer Group in prior years, was deleted from the Peer Group this year because its stock is no longer publicly traded following its acquisition by Havas Advertising in October of 2000. The total shareholder return for each company in the Peer Group has been weighted according to the company's stock market capitalization. This graph assumes an investment of $100 in each of Common Shares, the S&P 500 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

250
200
150
100
50
0
12/27/96
12/26/97
12/31/98
12/31/99
12/28/00
12/28/01
APAC Customer Services, Inc.
S&P 500
Peer Group

	12/27/96	12/26/97	12/31/98	12/31/99	12/28/00	12/28/01
APAC Customer Services, Inc.	$100.00	$36.90	$ 10.40	$ 38.80	$ 9.50	$ 6.90
S&P 500 Stocks	100.00	126.10	168.60	204.20	188.00	166.00
Peer Group	100.00	53.00	58.20	99.00	92.40	82.20

RELATIONSHIP WITH INDEPENDENT AUDITORS

Audit Fees

        The aggregate fees billed (or expected to be billed) for professional services rendered by the independent auditors for the audit of the Company's financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal year 2001 were $240,000.

Financial Information Systems Design and Implementation Fees

        There were no fees billed for professional services rendered by the independent auditors with respect to designing or implementing a hardware or software system.

All Other Fees

        The aggregate fees billed (or expected to be billed) for services rendered by the independent auditors and not described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for fiscal year 2001 were $464,600. This includes $283,800 for tax related services, $169,300 for compensation consulting and $11,500 for audit-related fees for miscellaneous services.

        The Audit Committee has considered whether the independent auditors' provision of the non-audit services described above is compatible with maintaining the independent auditors' independence.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee met and held discussions with management and Arthur Andersen LLP, the Company's independent auditors for 2001. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed with management and Arthur Andersen the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001. The Committee discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380).

        Arthur Andersen also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed the independence of the auditing firm with Arthur Andersen.

        Based upon the review and discussion referred to above and the review of Arthur Andersen's report to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001, for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE Thomas M. Collins John W. Gerdelman Paul G. Yovovich

AUDITORS

        The Company has not selected its independent auditors for fiscal 2002. After its review of audit proposals for the year, the Audit Committee will recommend independent auditors for 2002 to the Board of Directors, which will make the final selection. The Company has no disagreements with its current independent auditors, Arthur Andersen, who have served as the Company's independent auditors for fiscal 2001 and prior years. Representatives of Arthur Andersen are expected to be present at the Annual Meeting, where they will be available to make a statement and respond to appropriate questions.

CERTAIN TRANSACTIONS

        McLeodUSA, Incorporated, of which Mr. McLeod is Chairman, paid $2,904,954 to the Company in 2001 for customer acquisition and customer care services performed by the Company. The Company paid $398,644 to McLeodUSA for telephone services and circuits in 2001. The Company paid $348,267 in 2001 to Form + Function Consulting, Inc., of which Mr. Bernard is Chief Executive Officer. In 2001, the Company made payments for reimbursement at cost of sporting event tickets and catering costs ($99,232) and use of a commercial airplane ($15,903) to TCS Group, L.L.C., which is wholly-owned by Mr. Schwartz and his wife. The Company owns $250,000 in shares of 2001 Development Corporation, a community-oriented economic development company in Cedar Rapids, Iowa, of which Mr. Collins is the President. As share ownership in 2001 Development Corporation is limited to corporations doing business in Cedar Rapids, Mr. Collins owns no interest in 2001 Development Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, its directors, and persons who own more than ten percent of the Company's outstanding Common Shares report their beneficial ownership and changes in their beneficial ownership of the Company's equity securities by filing reports with the Securities and Exchange Commission. During 2001, to the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission accompanies this Proxy Statement. Additional copies may be obtained by writing to APAC Customer Services, Inc., Six Parkway North, Deerfield, Illinois 60015, Attention: Marc T. Tanenberg, Chief Financial Officer.

PROPOSALS OF SHAREHOLDERS FOR 2003 ANNUAL MEETING

        A shareholder who intends to present a proposal at the 2003 Annual Meeting and who wishes to have the proposal included in the Company's proxy statement for that meeting must deliver the proposal to the Secretary. All proposals must be received by the Secretary at the Company's principal executive office, Six Parkway North, Deerfield, Illinois 60015, no later than December 26, 2002, and must satisfy the applicable rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting.

        In order for a shareholder to nominate a candidate for director, under the Company's Bylaws, timely notice of the nomination must be given in writing to the Secretary. To be timely, such notice must be delivered to the Secretary at the Company's principal executive offices between February 7, 2003 and March 9, 2003. However, if the date of the 2003 Annual Meeting is before May 8, 2003, the notice must be delivered to the Secretary at the Company's principal executive office not more than 120 days prior to the 2003 Annual Meeting and not less than the later of 90 days prior to the 2003 Annual Meeting or 10 days following the day on which the Company first publicly announces the date of the 2003 Annual Meeting. The notice must describe certain information regarding the nominee and the shareholder giving the notice, including information such as name, address, occupation and shares held.

        In order for a shareholder to present a proposal that is a proper subject for consideration at the 2003 Annual Meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement, notice must be given to the Secretary in the manner and within the time limits described in the preceding paragraph. The notice must include certain information regarding the shareholder giving the notice and a description of the proposed business.

OTHER MATTERS TO COME BEFORE THE MEETING

        The Board of Directors knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors

Linda R. Witte Secretary
Date: April 29, 2002

PROXY	PROXY

APAC Customer Services, Inc.

Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Shareholders on June 7, 2002

        The undersigned hereby appoints Theodore G. Schwartz and Marc T. Tanenberg, and each of them, as proxies, each with full power of substitution and revocation, to represent and to vote, as designated on the reverse side hereof, all of the Common Shares of APAC Customer Services, Inc. which the undersigned has the power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of APAC Customer Services, Inc. to be held on June 7, 2002, or at any adjournment thereof.

        Unless otherwise marked, this proxy will be voted FOR the election of the nominees named on the reverse side.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

APAC CUSTOMER SERVICES, INC.
JUNE 7, 2002
000000

☐  Mark this box with an X if you have made changes to your name or address details below.                              ☐

Proxy Card
Plase mark vote in box in the following manner using dark ink only. ☒
The Board of Directors Recommends a Vote "FOR" the listed nominees.
1. Election of Directors: Nominees	For	Withhold
01—Robert F. Bernard	☐	☐
02—Thomas M. Collins	☐	☐
03—John W. Gerdelman	☐	☐
04—Clark E. McLeod	☐	☐
05—Theodore G. Schwartz	☐	☐
06—Paul G. Yovovich	☐	☐

YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appears hereon. Joint owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature	Date

/ /

QuickLinks

COMMON SHARES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
RELATIONSHIP WITH INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
AUDITORS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
PROPOSALS OF SHAREHOLDERS FOR 2003 ANNUAL MEETING
OTHER MATTERS TO COME BEFORE THE MEETING